UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Commission File Number: 333-286926

TV CHANNELS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-3851932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7582 Las Vegas Blvd. South, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

(702) 721-9915

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 21, 2026, Jorge L. Verar notified TV Channels Network, Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective October 31, 2026.

Following his resignation, the Company expects to engage JV CPA INC., an accounting firm of which Mr. Verar is President, as an independent contractor to provide bookkeeping and financial statement preparation services. Mr. Verar will not serve as an officer or employee of the Company.

(c) Effective October 21, 2026, the Board of Directors of the Company designated Darryl Payne, the Company’s Chief Executive Officer, President and Chairman, to also serve as the Company’s principal financial officer and principal accounting officer. Mr. Payne’s biographical information is set forth under Item 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on April 10, 2026, and is incorporated herein by reference. Mr. Payne will not receive any additional compensation in connection with these roles.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TV CHANNELS NETWORK, INC.

Date: October 28, 2026	By:	/s/ Darryl Payne
	Name:	Darryl Payne
	Title:	Chief Executive Officer